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                                                                   EXHIBIT 99.02
PROXY

                                  ANERGEN, INC.

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Anergen, Inc., a Delaware corporation ("Anergen"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders dated January 14, 1999 and Proxy Statement/Prospectus dated January 12, 1999, and hereby appoints the board of directors of Corixa Corporation, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of and in the name of the undersigned, to vote as designated on the reverse side, all shares of Common Stock of Anergen that the undersigned is entitled to vote at the Special Meeting of Stockholders of Anergen to be held on February 10, 1999 at 10:00 a.m., local time, at the offices of Anergen, 301 Penobscot Drive, Redwood City, CA 94063 and at any adjournment thereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXIES DEEM ADVISABLE.

                (Continued and to be signed on the reverse side.)

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                                                     Please mark vote
                                                     in square in the      [X}
                                                     following manner
                                                     using dark ink only.


 The Anergen, Inc. Board of Directors Recommends a Vote For the Proposal

   FOR    AGAINST ABSTAIN



Proposal to approve and adopt the Agreement and Plan of
Reorganization, dated as of December 11, 1998 (the
"Reorganization Agreement") among Anergen, Corixa
Corporation, a Delaware corporation ("Corixa") and        FOR   AGAINST  ABSTAIN
Yakima Acquisition Corporation, a Delaware corporation    [ ]     [ ]      [ ]
and wholly-owned subsidiary of Corixa ("Merger Sub"), and to approve the merger of Merger Sub with and into Anergen pursuant to which Anergen will become a wholly-owned subsidiary of Corixa.

In their discretion, the proxies are authorized to vote or otherwise represent the shares on any and all such other business which may properly come before the special meeting or any adjournment thereof.



Print Name:____________________
Signature:_____________________  (Signature(s) if held jointly)_____________  Title __________  Dated__________

Please sign exactly as name appears on your stock certificate. Note: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign partnership name by authorized person.

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